RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2002-S11 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-S11

           $ 6,851                   0.00%            CLASS A-P CERTIFICATES
------------------------------ ------------------- -----------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated August 26, 2002
                                       to
                        Prospectus dated August 26, 2002

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated August 26, 2002.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                                             CREDIT SCORE DISTRIBUTION

                              NUMBER OF                  PERCENT OF    AVERAGE     WEIGHTED
                              MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE              LOANS        BALANCE       LOANS       BALANCE      RATIO
---------------------------   ---------  --------------  ----------   ---------  -----------
500 - 519..................           2  $       88,626        0.35%  $  44,313        47.79%
600 - 619..................           1          69,831        0.27      69,831        53.00
620 - 639..................           1         349,191        1.37     349,191        90.00
660 - 679..................           4       1,084,689        4.26     271,172        59.84
680 - 699..................           9       1,407,427        5.53     156,381        55.31
700 - 719..................          11       3,959,440       15.55     359,949        61.41
720 - 739..................           5         924,659        3.63     184,932        65.34
740 - 759..................          14       4,096,906       16.09     292,636        60.60
760 - 779..................          12       4,279,133       16.81     356,594        58.90
780 - 799..................          21       5,891,695       23.14     280,557        58.68
800 or greater.............          11       3,306,690       12.99     300,608        42.33
                              ---------  --------------  ----------   ---------  -----------
      Total................          91  $   25,458,286      100.00%  $ 279,761        57.81%
                              =========  ==============  ==========

     As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 754.

     For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                                 MORTGAGE RATES

                                                                                            WEIGHTED
                         NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                         MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
MORTGAGE RATES (%)         LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
--------------------     ---------   ------------   ----------   ---------   --------   ---------
6.000 - 6.124.......             6   $  1,403,676         5.51%  $ 233,946        753       64.49%
6.125 - 6.249.......             2        571,207         2.24     285,603        699       46.94
6.250 - 6.374.......            21      5,419,839        21.29     258,088        754       55.95
6.375 - 6.499.......            22      7,097,574        27.88     322,617        760       57.18
6.500 - 6.624.......            16      4,618,687        18.14     288,668        749       52.55
6.625 - 6.749.......             7      2,030,123         7.97     290,018        731       66.11
6.750 - 6.874.......            14      3,804,617        14.94     271,758        770       60.11
6.875 - 6.999.......             1         35,595         0.14      35,595        690       41.00
7.000 - 7.124.......             2        476,967         1.87     238,484        738       80.00
                         ---------   ------------   ----------   ---------   --------   ---------
      Total.........            91   $ 25,458,286      100.00%   $ 279,761        754       57.81%
                         =========   ============   ==========


     As of March 1, 2005, the weighted average mo rtgage rate of the mortgage loans was approximately 6.4332% per annum.

        ORIGINAL MORTGAGE LOAN PRIN CIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
100,000 or less.....................           13   $    768,069         3.02%  $  59,082        695       47.15%
100,001 to 200,000..................           14      1,821,906         7.16     130,136        755       52.64
200,001 to 300,000..................            5        964,650         3.79     192,930        730       66.94
300,001 to 400,000..................           29      8,774,208        34.47     302,559        752       64.52
400,001 to 500,000..................           19      7,180,766        28.21     377,935        759       52.79
500,001 to 600,000..................            8      3,895,659        15.30     486,957        765       57.27
600,001 to 700,000..................            1        534,678         2.10     534,678        705       38.00
700,001 to 800,000..................            1        654,990         2.57     654,990        718       74.00
900,001 to 1,000,000................            1        863,360         3.39     863,360        808       44.00
                                        ---------   ------------   ----------   ---------   --------   ---------
      Total.........................           91   $ 25,458,286      100.00%   $ 279,761        754       57.81%
                                        =========   ============   ==========



                               ORIGINAL LTV RATIOS

                                                                                WEIGHTED
                           NUMBER OF                   PERCENT OF    AVERAGE     AVERAGE
                           MORTGAGE       PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)       LOANS         BALANCE        LOANS      BALANCE      SCORE
----------------------     ---------    ------------   ----------   ---------   --------
00.01 - 50.00.........            35    $  9,649,478        37.90%  $ 275,699        766
50.01 - 55.00.........            10       2,009,314         7.89     200,931        729
55.01 - 60.00.........             8       2,660,102        10.45     332,513        746
60.01 - 65.00.........             8       2,500,188         9.82     312,524        760
65.01 - 70.00.........             8       1,793,649         7.05     224,206        747
70.01 - 75.00.........             9       2,851,990        11.20     316,888        743
75.01 - 80.00.........             9       2,729,948        10.72     303,328        755
85.01 - 90.00.........             3         964,138         3.79     321,379        711
90.01 - 95.00.........             1         299,478         1.18     299,478        778
                           ---------    ------------   ----------   ---------   --------
      Total...........            91    $ 25,458,286       100.00%  $ 279,761        754
                           =========    ============   ==========


     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 57.81%.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                   WEIGHTED
                              NUMBER OF                  PERCENT OF     AVERAGE     AVERAGE    WEIGHTED
                              MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL    CREDIT     AVERAGE
STATE                           LOANS       BALANCE         LOANS       BALANCE      SCORE    LTV RATIO
------------------------      ---------  -------------   ----------   -----------  --------   ---------
Arizona.................              3  $     418,108         1.64%  $   139,369       794       67.92%
California..............             30      8,704,759        34.19       290,159       755       51.62
Colorado................              4        989,571         3.89       247,393       761       54.38
Connecticut.............              1         69,831         0.27        69,831       617       53.00
Florida.................              9      3,398,201        13.35       377,578       767       60.71
Georgia.................              2        303,278         1.19       151,639       704       57.77
Hawaii..................              1        494,883         1.94       494,883       795       72.00
Illinois................              1         88,023         0.35        88,023       783       43.00
Louisiana...............              2        439,260         1.73       219,630       755       62.84
Maryland................              1        283,317         1.11       283,317       780       37.00
Maine...................              1         83,978         0.33        83,978       697       54.00
Michigan................              2        410,449         1.61       205,224       769       47.17
Minnesota...............              1        534,678         2.10       534,678       705       38.00
Missouri................              1        488,001         1.92       488,001       790       80.00
North Carolina..........              3      1,044,165         4.10       348,055       712       73.15
New Hampshire...........              1         73,469         0.29        73,469       681       41.00
New Jersey..............              5      1,493,918         5.87       298,784       745       66.25
New York................              6      1,892,837         7.44       315,473       777       39.75
Oklahoma................              1        324,664         1.28       324,664       785       74.00
Pennsylvania............              3        806,281         3.17       268,760       716       69.93
South Carolina..........              1        276,749         1.09       276,749       747       89.00
Tennessee...............              2        343,136         1.35       171,568       728       47.70
Texas...................              3        777,719         3.05       259,240       750       73.81
Utah....................              2        415,969         1.63       207,985       791       56.72
Virginia................              4      1,004,022         3.94       251,006       697       78.20
Washington..............              1        299,019         1.17       299,019       781       58.00
                              ---------  -------------   ----------   -----------  --------   ---------
      Total..............            91  $  25,458,286       100.00%  $   279,761       754       57.81%
                              =========  =============   ==========


     No more than 3.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Florida and no more than 3.4% of the mortgage loans were secured by mortgage properties located in any one zip code area outside Florida.



                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                 NUMBER                                         WEIGHTED
                                   OF                    PERCENT OF   AVERAGE    AVERAGE  WEIGHTED
                                MORTGAGE    PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT    AVERAGE
LOAN PURPOSE                      LOANS      BALANCE        LOANS     BALANCE     SCORE   LTV RATIO
---------------------------     --------  -------------  ----------  ---------  --------  ---------
Purchase...................            9  $   2,876,300       11.30% $ 319,589       743      75.92%
Rate/Term Refinance........           56     15,922,519       62.54    284,331       756      55.00
Equity Refinance...........           26      6,659,467       26.16    256,133       752      56.70
                                --------  -------------  ----------  ---------  --------  ---------
      Total................           91  $  25,458,286      100.00% $ 279,761       754      57.81%
                                ========  =============  ==========

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                 NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                 MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
DOCUMENTATION TYPE                 LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
-----------------------------    ---------   ------------   ----------   ---------   --------   ---------
Full Documentation...........           60   $ 18,562,757        72.91%  $ 309,379        757       61.98%
Reduced Documentation........           31      6,895,529        27.09     222,436        743       46.58
                                 ---------   ------------   ----------   ---------   --------   ---------
      Total................             91   $ 25,458,286       100.00%  $ 279,761        754       57.81%
                                 =========   ============   ==========

     No more than 48.4% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

     Approximately 8.5% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.

                     OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                   NUMBER                                           WEIGHTED
                                     OF                     PERCENTAGE    AVERAGE    AVERAGE    WEIGHTED
                                  MORTGAGE    PRINCIPAL    OF MORTGAGE   PRINCIPAL   CREDIT     AVERAGE
OCCUPANCY TYPE                      LOANS      BALANCE        LOANS       BALANCE     SCORE    LTV RATIO
-----------------------------     --------  -------------  -----------  ----------  --------   ----------
Primary Residence............           88   $ 23,710,556        93.13% $  269,438       751        58.62%
Second/Vacation..............            3      1,747,729         6.87     582,576       788        46.83
                                  --------  -------------  -----------  ----------  --------   ----------
      Total................             91   $ 25,458,286       100.00% $  279,761       754        57.81%
                                  ========  =============  ===========



                            MORTGAGED PROPERTY TYPES

                                     NUMBER                                          WEIGHTED
                                       OF                    PERCENT OF    AVERAGE    AVERAGE  WEIGHTED
                                    MORTGAGE    PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT    AVERAGE
PROPERTY TYPE                         LOANS      BALANCE        LOANS      BALANCE     SCORE   LTV RATIO
--------------------------------    --------  -------------  ----------   ---------  --------  ---------
Single-family detached..........          67  $  17,808,147       69.95%  $ 265,793       751      56.84%
Planned Unit Developments                 16      5,813,666       22.84     363,354       764      58.31
(detached)......................
Condo Low-Rise (less than 5                4        919,573        3.61     229,893       763      59.40
stories)........................
Planned Unit Developments                  2        696,447        2.74     348,223       723      71.62
(attached)......................
Two-to-four family units........           1        153,768        0.60     153,768       725      75.00
Townhouse.......................           1         66,684        0.26      66,684       791      67.00
                                    --------  -------------  ----------   ---------  --------  ---------
      Total................               91  $  25,458,286      100.00%  $ 279,761       754      57.81%
                                    ========  =============  ==========



                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
---------------------------------       ---------   ------------   ----------   ---------   --------   ---------
5.720............................               5   $  1,319,699         5.18%  $ 263,940        757       65.16%
                                        ---------   ------------   ----------   ---------   --------   ---------
      Total................                     5   $  1,319,699         5.18%  $ 263,940        757       65.16%
                                        =========   ============   ==========

     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 0.5217391304%.

     The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                    CLASS A-P CERTIFICATES
                                               ---------------------------------
                                                0%     100%   250%   400%   500%
                                               ----    ----   ----   ----   ----
DISTRIBUTION DATE
-----------------
April 2005 ...................................  100%   100%   100%   100%   100%
April 2006 ...................................   94     88     80     71     66
April 2007 ...................................   88     77     63     51     43
April 2008 ...................................   81     67     50     35     28
April 2009 ...................................   73     57     38     25     18
April 2010 ...................................   66     48     29     17     11
April 2011 ...................................   58     40     22     11      7
April 2012 ...................................   49     32     16      7      4
April 2013 ...................................   40     24     11      4      2
April 2014 ...................................   30     17      7      3      1
April 2015 ...................................   20     11      4      1      1
April 2016 ...................................    9      4      1      *      *
April 2017 ...................................    0      0      0      0      0
Weighted Average Life in Years** (to Maturity)  6.6    5.2    3.7    2.8    2.3

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                                    DISCOUNT MORTGAGE     NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $    1,642,206.30        $24,148,774.02
Weighted average mortgage rate .................         6.0000000000%               6.4568%
Weighted average servicing fee rate.............         0.2800000000%               0.3620%
Weighted average original term to maturity
(months) .......................................                  180                   179
Weighted average remaining term
to maturity (months) ...........................                  141                   141

     The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%      100%     250%     400%     500%
---------------------------     ----     ----     ----     ----    -----
$6,756 ....................     3.8%     4.9%     7.0%     9.7%    11.7%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

     The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.

                     JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                  --------------------------------------------------------------------------------------
                                       BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                                     LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........        159,458    $41,799,848        156,842   $ 41,837,077        142,330    $38,092,093
Period of Delinquency
   30 to 59 days..............          2,081        485,414          2,147        488,965          1,968        469,058
   60 to 89 days..............            297         66,720            336         72,625            327         75,698
   90 days or more............            301         69,148            307         68,860            333         76,136
Foreclosures Pending..........            419        100,940            340         81,219            350         91,964
Total Delinquent Loans........          3,098    $   722,221          3,130   $    711,669          2,978    $   712,856
Percent of Loan
    Portfolio.................         1.943%         1.728%         1.996%         1.701%         2.092%         1.871%

                                     AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                      BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                                     LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........        104,754    $29,652,506         61,336   $ 19,562,648         51,674    $17,633,235
Period of Delinquency
   30 to 59 days..............          1,391        350,118            813        202,438            354        101,882
   60 to 89 days..............            256         59,355            180         37,722             80         18,514
   90 days or more............            277         67,047            229         51,671             99         22,840
Foreclosures Pending..........            333         80,326            243         58,402            139         31,349
Total Delinquent Loans........          2,257    $   556,846          1,465   $    350,233            672    $   174,585
Percent of Loan
    Portfolio.................         2.155%         1.878%         2.388%         1.790%         1.300%         0.990%

------------------------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

          JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                  --------------------------------------------------------------------------------------
                                       BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                                     LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........         31,572    $ 5,733,023         29,442   $  5,424,670         26,174    $ 4,923,160
Period of Delinquency
   30 to 59 days..............            476         87,173            481         80,450            436         72,245
   60 to 89 days..............             72         13,317             85         14,464             71         13,138
   90 days or more............             68         14,146             57         12,443             64         12,292
Foreclosures Pending..........            113         23,846             87         17,435             79         22,361
Total Delinquent Loans........            729    $   138,482            710   $    124,791            650    $   120,036
Percent of Loan
    Portfolio.................         2.309%         2.416%         2.412%         2.300%         2.483%         2.438%

                                     AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                      BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                                     LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........         20,813    $ 4,388,764         15,134   $  3,902,833         12,980    $ 3,701,651
Period of Delinquency
   30 to 59 days..............            303         56,489            221         45,326             80         18,542
   60 to 89 days..............             62         12,354             38          7,098             21          4,011
   90 days or more............             66         16,163             55          9,585             15          2,980
Foreclosures Pending..........             68         14,099             53         11,232             26          5,253
Total Delinquent Loans........            499    $    99,105            367   $     73,241            142    $    30,786
Percent of Loan
    Portfolio.................         2.398%         2.258%         2.425%         1.877%         1.094%         0.832%

------------------------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

     The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                     Jumbo A Program Foreclosure Experience

                               AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                 YEAR ENDED            YEAR ENDED            YEAR ENDED
                              DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                              -----------------    -----------------     -----------------
                                            (Dollar Amounts in Thousands)
Total Loan Portfolio ......   $      41,799,848    $      41,837,077     $      38,092,093
Average Portfolio Balance .   $      41,744,291    $      41,712,987     $      40,578,437
Foreclosed Loans ..........   $          36,732    $          18,166     $          11,865
Liquidated Foreclosed Loans   $          40,097    $          57,997     $          35,574
Foreclosed Loans Ratio ....               0.088%               0.043%                0.031%
Gross Loss ................   $           6,022    $          16,608     $           9,085
Gross Loss Ratio ..........               0.014%               0.040%                0.022%
Covered Loss ..............   $           3,549    $           6,438     $           5,451
Net Loss ..................   $           2,473    $          10,170     $           3,633
Net Loss Ratio ............               0.006%               0.024%                0.009%
Excess Recovery ...........   $             333    $              39     $               5

                              AT OR FOR THE YEAR   AT OR FOR THE YEAR    AT OR FOR THE YEAR
                                     ENDED                 ENDED                 ENDED
                               DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                              ------------------   ------------------    ------------------
                                             (Dollar Amounts in Thousands)
Total Loan Portfolio ......   $       29,652,506   $       19,562,648    $       17,633,235
Average Portfolio Balance .   $       34,185,451   $       23,080,737    $       17,999,485
Foreclosed Loans ..........   $           13,924   $            9,435    $            2,109
Liquidated Foreclosed Loans   $           30,193   $           28,302    $           16,609
Foreclosed Loans Ratio ....                0.047%               0.048%                0.012%
Gross Loss ................   $            5,871   $            5,331    $            2,922
Gross Loss Ratio ..........                0.017%               0.023%                0.016%
Covered Loss ..............   $            3,056   $            4,219    $            1,648
Net Loss ..................   $            2,816   $            1,112    $            1,274
Net Loss Ratio ............                0.008%               0.005%                0.007%
Excess Recovery ...........   $              108   $               18    $               68

          JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                               AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                 YEAR ENDED            YEAR ENDED            YEAR ENDED
                              DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                              -----------------    -----------------     -----------------
                                            (Dollar Amounts in Thousands)
Total Loan Portfolio ......   $       5,733,023    $       5,424,670     $       4,923,160
Average Portfolio Balance .   $       6,483,857    $       5,497,288     $       5,208,164
Foreclosed Loans ..........   $           7,705    $           2,749     $             841
Liquidated Foreclosed Loans   $           7,487    $          10,220     $           5,253
Foreclosed Loans Ratio ....               0.134%               0.051%                0.017%
Gross Loss ................   $           1,142    $           4,343     $           1,657
Gross Loss Ratio ..........               0.018%               0.079%                0.032%
Covered Loss ..............   $             561    $             895     $           1,202
Net Loss ..................   $             581    $           3,449     $             456
Net Loss Ratio ............               0.009%               0.063%                0.009%
Excess Recovery ...........   $             148    $              25     $               0

                              AT OR FOR THE YEAR   AT OR FOR THE YEAR    AT OR FOR THE YEAR
                                     ENDED                 ENDED                 ENDED
                               DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                              ------------------   ------------------    ------------------
                                             (Dollar Amounts in Thousands)
Total Loan Portfolio ......   $        4,388,764   $        3,902,833    $        3,701,651
Average Portfolio Balance .   $        4,572,334   $        4,082,685    $        3,702,764
Foreclosed Loans ..........   $            3,323   $            2,051    $              798
Liquidated Foreclosed Loans   $            3,685   $            5,319    $            2,680
Foreclosed Loans Ratio ....                0.076%               0.053%                0.022%
Gross Loss ................   $            1,047   $            1,473    $              581
Gross Loss Ratio ..........                0.023%               0.036%                0.016%
Covered Loss ..............   $              462   $              884    $              227
Net Loss ..................   $              585   $              589    $              353
Net Loss Ratio ............                0.013%               0.014%                0.010%
Excess Recovery ...........   $                0   $                0    $               15

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

     As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:45                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S11(POOL #  4609)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4609
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JVT8   200,060,000.00  25,557,968.38     5.750000  %    814,581.04
A-P     76111JVU5        95,568.33      11,311.33     0.000000  %      2,624.95
A-V     76111JVV3             0.00           0.00     0.316763  %          0.00
R       76111JVW1           100.00           0.00     5.750000  %          0.00
M-1     76111JVX9     1,317,500.00   1,180,779.67     5.750000  %      5,432.62
M-2     76111JVY7       405,400.00     363,330.61     5.750000  %      1,671.64
M-3     76111JVZ4       304,000.00     272,453.14     5.750000  %      1,253.52
B-1     76111JWA8       202,700.00     181,665.30     5.750000  %        835.82
B-2     76111JWB6       101,400.00      90,877.46     5.750000  %        418.11
B-3     76111JWC4       202,732.22     181,694.18     5.750000  %        835.95

-------------------------------------------------------------------------------
                  202,689,400.55    27,840,080.07                    827,653.65
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       122,442.07    937,023.11            0.00       0.00     24,743,387.34
A-P             0.00      2,624.95            0.00       0.00          8,686.38
A-V         7,347.54      7,347.54            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,656.83     11,089.45            0.00       0.00      1,175,347.05
M-2         1,740.63      3,412.27            0.00       0.00        361,658.97
M-3         1,305.26      2,558.78            0.00       0.00        271,199.62
B-1           870.31      1,706.13            0.00       0.00        180,829.48
B-2           435.37        853.48            0.00       0.00         90,459.35
B-3           870.45      1,706.40            0.00       0.00        180,858.23

-------------------------------------------------------------------------------
          140,668.46    968,322.11            0.00       0.00     27,012,426.42
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     127.751516    4.071684     0.612027     4.683711   0.000000  123.679833
A-P     118.358554   27.466735     0.000000    27.466735   0.000000   90.891819
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     896.227450    4.123431     4.293609     8.417040   0.000000  892.104019
M-2     896.227453    4.123434     4.293611     8.417045   0.000000  892.104019
M-3     896.227440    4.123421     4.293618     8.417039   0.000000  892.104019
B-1     896.227453    4.123434     4.293587     8.417021   0.000000  892.104019
B-2     896.227490    4.123471     4.293590     8.417061   0.000000  892.104019
B-3     896.227438    4.123420     4.293595     8.417015   0.000000  892.104019

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:45                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S11 (POOL #  4609)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4609
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,521.73
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,560.48

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      27,012,426.42

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           95

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      699,575.43

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.84009800 %     6.52764500 %    1.63159360 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.62948300 %     6.69397710 %    1.67438680 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              318,673.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,786,573.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.42425126
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              144.30

POOL TRADING FACTOR:                                                13.32700494

Run:        04/26/05     11:24:33                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S11(POOL #  4609)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4609
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JVT8   200,060,000.00  24,743,387.34     5.750000  %    702,724.00
A-P     76111JVU5        95,568.33       8,686.38     0.000000  %         75.08
A-V     76111JVV3             0.00           0.00     0.320696  %          0.00
R       76111JVW1           100.00           0.00     5.750000  %          0.00
M-1     76111JVX9     1,317,500.00   1,175,347.05     5.750000  %      5,532.27
M-2     76111JVY7       405,400.00     361,658.97     5.750000  %      1,702.30
M-3     76111JVZ4       304,000.00     271,199.62     5.750000  %      1,276.51
B-1     76111JWA8       202,700.00     180,829.48     5.750000  %        851.15
B-2     76111JWB6       101,400.00      90,459.35     5.750000  %        425.79
B-3     76111JWC4       202,732.22     180,858.23     5.750000  %        851.29

-------------------------------------------------------------------------------
                  202,689,400.55    27,012,426.42                    713,438.39
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       118,539.05    821,263.05            0.00       0.00     24,040,663.34
A-P             0.00         75.08            0.00       0.00          8,611.30
A-V         7,217.57      7,217.57            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,630.78     11,163.05            0.00       0.00      1,169,814.78
M-2         1,732.61      3,434.91            0.00       0.00        359,956.67
M-3         1,299.25      2,575.76            0.00       0.00        269,923.11
B-1           866.31      1,717.46            0.00       0.00        179,978.33
B-2           433.37        859.16            0.00       0.00         90,033.56
B-3           866.44      1,717.73            0.00       0.00        180,006.94

-------------------------------------------------------------------------------
          136,585.38    850,023.77            0.00       0.00     26,298,988.03
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     123.679833    3.512566     0.592517     4.105083   0.000000  120.167267
A-P      90.891770    0.785511     0.000000     0.785511   0.000000   90.106259
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     892.104015    4.199059     4.273837     8.472896   0.000000  887.904956
M-2     892.104019    4.199063     4.273828     8.472891   0.000000  887.904956
M-3     892.104003    4.199046     4.273849     8.472895   0.000000  887.904956
B-1     892.104019    4.199063     4.273853     8.472916   0.000000  887.904956
B-2     892.103970    4.199014     4.273866     8.472880   0.000000  887.904956
B-3     892.104042    4.199086     4.273815     8.472901   0.000000  887.904956

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:33                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S11 (POOL #  4609)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4609
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,271.88
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,736.02

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      26,298,988.04

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           93

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      586,292.08

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.62948300 %     6.69613000 %    1.67384840 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.44282600 %     6.84320841 %    1.71172460 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              318,673.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,786,573.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.42541382
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              142.60

POOL TRADING FACTOR:                                                12.97501891

Run:        04/07/05     11:14:54                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S11(POOL #  4609)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4609
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JVT8   200,060,000.00  24,040,663.34     5.750000  %    497,153.41
A-P     76111JVU5        95,568.33       8,611.30     0.000000  %         43.26
A-V     76111JVV3             0.00           0.00     0.322097  %          0.00
R       76111JVW1           100.00           0.00     5.750000  %          0.00
M-1     76111JVX9     1,317,500.00   1,169,814.78     5.750000  %      5,621.57
M-2     76111JVY7       405,400.00     359,956.67     5.750000  %      1,729.78
M-3     76111JVZ4       304,000.00     269,923.11     5.750000  %      1,297.12
B-1     76111JWA8       202,700.00     179,978.33     5.750000  %        864.88
B-2     76111JWB6       101,400.00      90,033.56     5.750000  %        432.66
B-3     76111JWC4       202,732.22     180,006.94     5.750000  %        865.02

-------------------------------------------------------------------------------
                  202,689,400.55    26,298,988.03                    508,007.70
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       115,171.99    612,325.40            0.00       0.00     23,543,509.93
A-P             0.00         43.26            0.00       0.00          8,568.04
A-V         7,057.62      7,057.62            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,604.25     11,225.82            0.00       0.00      1,164,193.21
M-2         1,724.45      3,454.23            0.00       0.00        358,226.89
M-3         1,293.12      2,590.24            0.00       0.00        268,625.99
B-1           862.23      1,727.11            0.00       0.00        179,113.45
B-2           431.33        863.99            0.00       0.00         89,600.90
B-3           862.36      1,727.38            0.00       0.00        179,141.92

-------------------------------------------------------------------------------
          133,007.35    641,015.05            0.00       0.00     25,790,980.33
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     120.167267    2.485022     0.575687     3.060709   0.000000  117.682245
A-P      90.106285    0.452765     0.000000     0.452765   0.000000   89.653520
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     887.904958    4.266846     4.253700     8.520546   0.000000  883.638112
M-2     887.904959    4.266848     4.253700     8.520548   0.000000  883.638112
M-3     887.904954    4.266842     4.253684     8.520526   0.000000  883.638112
B-1     887.904959    4.266848     4.253725     8.520573   0.000000  883.638112
B-2     887.904976    4.266864     4.253748     8.520612   0.000000  883.638112
B-3     887.904972    4.266860     4.253690     8.520550   0.000000  883.638112

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:54                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S11 (POOL #  4609)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4609
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,112.12
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,484.91

SUBSERVICER ADVANCES THIS MONTH                                        3,359.31
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     356,803.57

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      25,790,980.32

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           92

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      381,626.69

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.44282600 %     6.84544900 %    1.71116410 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.31616400 %     6.94446689 %    1.73706110 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              318,673.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,786,573.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.42773844
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              141.40

POOL TRADING FACTOR:                                                12.72438532

Run:        04/25/05     11:59:48                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S11(POOL #  4609)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4609
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JVT8   200,060,000.00  23,543,509.93     5.750000  %    617,134.56
A-P     76111JVU5        95,568.33       8,568.04     0.000000  %      1,716.65
A-V     76111JVV3             0.00           0.00     0.324102  %          0.00
R       76111JVW1           100.00           0.00     5.750000  %          0.00
M-1     76111JVX9     1,317,500.00   1,164,193.21     5.750000  %      5,634.55
M-2     76111JVY7       405,400.00     358,226.89     5.750000  %      1,733.77
M-3     76111JVZ4       304,000.00     268,625.99     5.750000  %      1,300.12
B-1     76111JWA8       202,700.00     179,113.45     5.750000  %        866.89
B-2     76111JWB6       101,400.00      89,600.90     5.750000  %        433.65
B-3     76111JWC4       202,732.22     179,141.92     5.750000  %        867.03

-------------------------------------------------------------------------------
                  202,689,400.55    25,790,980.33                    629,687.22
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       112,789.94    729,924.50            0.00       0.00     22,926,375.37
A-P             0.00      1,716.65            0.00       0.00          6,851.39
A-V         6,964.36      6,964.36            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,577.30     11,211.85            0.00       0.00      1,158,558.66
M-2         1,716.16      3,449.93            0.00       0.00        356,493.12
M-3         1,286.91      2,587.03            0.00       0.00        267,325.87
B-1           858.08      1,724.97            0.00       0.00        178,246.56
B-2           429.25        862.90            0.00       0.00         89,167.25
B-3           858.22      1,725.25            0.00       0.00        178,274.89

-------------------------------------------------------------------------------
          130,480.22    760,167.44            0.00       0.00     25,161,293.11
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     117.682245    3.084747     0.563781     3.648528   0.000000  114.597498
A-P      89.653510   17.962541     0.000000    17.962541   0.000000   71.690969
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     883.638109    4.276698     4.233245     8.509943   0.000000  879.361410
M-2     883.638100    4.276690     4.233251     8.509941   0.000000  879.361410
M-3     883.638121    4.276711     4.233257     8.509968   0.000000  879.361410
B-1     883.638125    4.276714     4.233251     8.509965   0.000000  879.361410
B-2     883.638136    4.276726     4.233235     8.509961   0.000000  879.361410
B-3     883.638135    4.276725     4.233269     8.509994   0.000000  879.361410

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:48                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S11 (POOL #  4609)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4609
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        5,998.58
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,177.35

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      25,161,293.09

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           90

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      504,869.47

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.31616400 %     6.94677400 %    1.73648410 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.14245400 %     7.08380779 %    1.77180910 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              318,673.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,786,573.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.43336016
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              140.40

POOL TRADING FACTOR:                                                12.41371923